UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

PROFESSIONALS DIRECT, INC.

(Exact name of registrant as specified in its charter)

Michigan	0-49786	38-3324634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

5211 Cascade Road, S.E. Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 7, 2007, at a special meeting held for that purpose, the shareholders of Professionals Direct, Inc., a Michigan corporation (the “Company”), adopted and approved the Agreement and Plan of Merger dated as of June 25, 2007 (the “Merger Agreement”), by and among the Company, The Hanover Insurance Group, Inc. (“Parent”) and its wholly-owned subsidiary Hanover Acquisition Corp. (the “Purchaser”), and the merger of the Purchaser with and into the Company (the “Merger”). On September 14, 2007, the Merger was completed. As a result of the Merger, the Company has been acquired by Parent.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to a Form 8-K filed by the Company on June 26, 2007, and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the NASDAQ Stock Market on September 14, 2007 that each share of the Company’s common stock had been converted into the right to receive $69.61 in cash, without interest.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 14, 2007, as a result of the Merger, each issued and outstanding share of the Company’s common stock (other than shares held by the Company or its subsidiaries) was converted into the right to receive $69.61 in cash, without interest.

Item 5.01.	Changes in Control of Registrant.

On September 14, 2007, pursuant to the terms of the Merger Agreement, Parent completed the acquisition of the Company through the Merger. As a result of the Merger, Parent is the sole shareholder of the Company. The aggregate cash paid for all outstanding shares of the Company’s common stock was approximately $23.2 million. The payment was funded by available cash. Pursuant to the Merger Agreement, the directors of the Purchaser immediately prior to completion of the Merger became the directors of the Company until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company immediately prior to completion of the Merger will continue to be the officers of the Company until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2007, immediately following completion of the Merger, David W. Crooks, Thomas F. Dickinson, Blake W. Krueger, Joseph A. Fink, Thomas J. Ryan, Julius A. Otten, Tracy T. Larsen, and Mary L. Ursul were removed as directors and David J. Firstenberg, J. Kendall Huber and Andrew S. Robinson became directors of the Company. Stephen M. Tuuk remained as a director of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 14, 2007	PROFESSIONALS DIRECT, INC.

	By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk
President and Chief Executive Officer

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